UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Altiris, Inc.
(Name of Registrant as Specified in its Charter)
Symantec Corporation
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Subject: Symantec to Acquire Altiris
January 29, 2007
Dear Symantec Investors and Analysts,
Today, Symantec announced it has signed a definitive agreement to acquire Altiris (Nasdaq: ATRS).
There will be an analyst and investor conference call conducted by both management teams to discuss the transaction, today at 8:00 a.m. EST/5:00 a.m. PST. The live discussion can be accessed by dialing (800) 289-0572 or (913) 981-5543, passcode 2924997. A webcast of the conference call will also be available on the Internet at www.symantec.com/invest. There will be replay available on the website for those stockholders and analysts who are unable to listen to the live call.
A slide presentation providing an overview of the transaction and strategic rationale is also available on Symantec’s website at www.symantec.com/invest.
WHO IS ALTIRIS?
Altiris is a leading provider of software products and services that allow customers to manage IT assets throughout their lifecycles. These IT assets include desktops, notebooks, thin clients, handheld devices, servers, and other networking elements as well as heterogeneous software including Windows, Linux and Unix. The company’s software automates and simplifies IT projects throughout the life of the asset to reduce the cost and complexity of management.
WHY IS SYMANTEC ACQUIRING ALTIRIS?
•	Leverages core competitive strengths
o	The most secure endpoint is a well managed endpoint

o	Symantec and Altiris share a common focus and vision for the endpoint — to protect and manage the tens of millions of connected desktops, laptops, mobile devices and servers that create the fabric of today’s global IT infrastructure

o	Customers have complex IT infrastructures and need to understand what they have before they can protect those assets. By joining Symantec’s expertise in endpoint security, compliance and backup with Altiris’ expertise in endpoint management and remediation, customers will have confidence that their assets are configured and protected appropriately.

o	Combined, our solutions will create the most comprehensive endpoint suite available.
•	Distribution synergies
o	Targets the same IT buyer

o	Strengthens SME presence — leverages Symantec’s global channel

o	Synergistic OEM partners — respective partnerships with HP and Dell are complementary
•	Capitalize on future technology trends
o	Proliferation of virtual desktop environments

o	Mobile endpoint proliferation — mobile devices need to be managed

o	Software-as-a-service — Altiris products are service-enabled

o	Both companies are working with Intel on its vPro initiatives to build the next generation of secure and manageable PCs

TRANSACTION DETAILS
•	$33 per share in cash, or approximately $830 million, net of cash acquired

•	Financed from Symantec’s current sources of liquidity

•	Symantec expects this transaction to be accretive to its FY08 operating plan

•	The transaction is expected to close as soon as practicable with the intent to close during the second calendar quarter of 2007

•	Symantec will create a new business unit led by Greg Butterfield, Altiris’ CEO
CONDITIONS
•	Subject to Altiris stockholder approval

•	Regulatory and other customary approvals
COMPANY DETAILS
•	Approximately 1,000 employees

•	Based in Lindon, UT

•	More than 20,000 customers worldwide
FORWARD-LOOKING STATEMENT
This email contains forward-looking statements within the meaning of U.S. federal securities laws, including expectations regarding the closing of Symantec’s acquisition of Altiris and the potential benefits of the combination of Symantec and Altiris to Symantec, that involve known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied in this email. Such risk factors include, among others, satisfaction of closing conditions to the transaction, our ability to successfully integrate the merged businesses and technologies, and customer demand for the technologies and integrated product offerings. Actual results may differ materially from those contained in the forward-looking statements contained in this email. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s and Altiris’ most recently filed Forms 10-K and 10-Q. Symantec assumes no obligation to update any forward-looking statement contained in this email.
ADDITIONAL INFORMATION AND WHERE YOU CAN FIND IT
Altiris intends to file with the Securities and Exchange Commission preliminary and definitive proxy statements and other relevant materials in connection with the transaction. The proxy statement will be mailed to the stockholders of Altiris. Before making any voting or investment decision with respect to the transaction, investors and stockholders of Altiris are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction, Altiris and Symantec. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Altiris at its corporate website at www.altiris.com under Company-Investor Relations or by contacting Investor Relations at Altiris, Inc. 588 W. 400 S., Lindon, UT 84042.
Altiris and its officers and directors may be deemed to be participants in the solicitation of proxies from Altiris’ stockholders with respect to the transaction. A description of any interests that these officers and directors have in the transaction will be available in the proxy statement. In addition, Symantec may be deemed to have participated in the solicitation of proxies from Altiris’ stockholders in favor of the approval of the Agreement. Information concerning Symantec’s directors and executive officers is set forth in Symantec’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on July 25, 2006, Annual Report on Form 10-K for fiscal 2006 and Current Report on Form 8-K filed on January 22, 2007. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Symantec’s Investor Relations page on its corporate website at www.symantec.com.
Thank you,
Helyn

Helyn Corcos
Vice President Investor Relations
Symantec Corporation
Office: (408) 517-8324
Mobile: (408) 930-3110
Fax: (408) 517-8152
email: hcorcos@symantec.com
IR website: www.symantec.com/invest
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